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As filed with the Securities and Exchange Commission on July 18, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cowen Group, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0423711 (I.R.S. Employer Identification Number)

599 Lexington Avenue
New York, New York 10022
(212) 845-7900
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Owen S. Littman
General Counsel
Cowen Group, Inc.
599 Lexington Avenue
New York, New York 10022
(212) 845-7900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David K. Boston, Esq., Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☐	Accelerated filer: ☒	Non-accelerated filer: ☐ (Do not check is a smaller reporting company)	Smaller reporting company: ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)

Debt securities	$150,000,000	$19,320

(1)
There are being registered hereunder such indeterminate principal amount of debt securities (which may be senior or subordinated), which together shall have an aggregate initial offering price not to exceed $150,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $150,000,000, less the aggregate dollar amount of all other debt securities previously issued hereunder.

(2)
Such information is not required to be included pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.

(3)
The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(4)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 18, 2014

Cowen Group, Inc.

$ 150,000,000

Debt Securities

        We may offer and sell debt securities from time to time in one or more series and in amounts, at prices and on terms that we will determine at the time of the offering. These debt securities may be senior or subordinated. The aggregate initial offering price of the debt securities that we will offer will not exceed $150,000,000.

        This prospectus provides you with a general description of the debt securities that may be offered. Each time debt securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the debt securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        The debt securities may be offered and sold on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See "Plan of Distribution." The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our debt securities.

        Investing in our debt securities involves risks that are described in the "Risk Factors" section beginning on page 2 of this prospectus, and in the documents incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 18, 2014

        References in this prospectus to "we," "us," "our" and the "Company" refer to Cowen Group, Inc. and, unless the context otherwise requires, its consolidated subsidiaries.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). Under this shelf registration process, we may offer and sell, from time to time the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered debt securities, please refer to the registration statement. Each time we offer debt securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document. You should read both this prospectus and any prospectus supplement together with additional information incorporated herein and therein described under the heading "Where You Can Find More Information" before you make any investment decision.

        You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We are not making an offer of these debt securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or of any prospectus supplement, free writing prospectus or document incorporated by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference contain certain forward-looking statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking terms such as "may," "might," "will," "would," "could," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "possible," "potential," "intend," "seek" or "continue," the negative of these terms and other comparable terminology or similar expressions. In addition, our management may make forward-looking statements to analysts, representatives of the media and others. These forward-looking statements represent only the Company's beliefs regarding future events (many of which, by their nature, are inherently uncertain and beyond our control) and are predictions only, based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the risks outlined under Item 1A—"Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports we have filed with the SEC.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update any of these forward-looking statements after the date they are made to conform our prior statements to actual results or revised expectations. Further disclosures that we make on related subjects in our additional filings with the SEC should be consulted.

RISK FACTORS

        An investment in our securities involves risks. You should consider carefully the risks and uncertainties described under the heading "Risk Factors" in any applicable prospectus supplement and under the caption "Risk Factors" in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated herein by reference, before you decide whether to purchase any of our debt securities, specifically the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Report on form 10-Q which are incorporated by reference herein. These risks could materially adversely affect our business, financial condition, results of operations and cash flows, and you may lose part or all of your investment. For more information, see the section of this prospectus titled "Where You Can Find More Information."

COWEN GROUP, INC.

        The following highlights information about the registrants and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our debt securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

        Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative investment management, investment banking, research, and sales and trading services through its two business segments: Ramius LLC and its affiliates ("Ramius") comprise the Company's alternative investment segment, while Cowen and Company, LLC ("Cowen and Company") and its affiliates comprise the Company's broker-dealer segment. For a discussion of certain financial information broken down by segment, please see the notes to the Company's consolidated financial statements.

        Ramius is an alternative investment platform offering innovative products and solutions across the liquidity spectrum to institutional and private clients. The predecessor to this business was founded in 1994 and, through one of its subsidiaries, has been a registered investment adviser under the Investment Advisers Act of 1940 since 1997. Ramius offers investors access to strategies to meet their specific needs including small-cap activism, healthcare royalties, customized solutions, event driven equity, real estate, long/short credit and managed futures. Ramius focuses on attracting and retaining talented in-house and affiliated investment teams and providing them with institutional infrastructure, robust sales and marketing and industry knowledge. A significant portion of the Company's capital is invested alongside Ramius's alternative investment clients. Our alternative investment business had approximately $10.6 billion of assets under management as of April 1, 2014.

        Our broker-dealer businesses include research, brokerage and investment banking services to companies and institutional investor clients primarily in our target sectors: healthcare, technology, media and telecommunications, consumer, aerospace and defense, industrials, real estate investment trusts, clean technology, energy, metals and mining, transportation, chemicals and agriculture. We provide research and brokerage services to over 1,000 domestic and international clients seeking to trade securities, principally in our target sectors. Historically, we have focused our investment banking efforts on small to mid-capitalization public companies as well as private companies.

        We were incorporated in the State of Delaware in 2009. Our principal executive offices are located at 599 Lexington Avenue, New York, New York 10022, and our telephone number is (212) 845-7900. Our website address is www.cowen.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

 USE OF PROCEEDS

        Unless we specify otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of the debt securities offered by this prospectus for general corporate purposes, working capital and capital expenditures.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for each of the periods presented. For purposes of computing this ratio, earnings consist of pre-tax net income (loss) before non-controlling interests and adjustment for income (loss) from equity investees plus fixed charges to the extent that these charges are included in the determination of earnings and distributed income of equity investees. Fixed charges consist of interest expense, amortization of debt discount and capitalized debt costs and the portion of rental expense that represents an appropriate interest factor.

		Year ended December 31,
	Three Months Ended March 31, 2014
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	6.83	2.36	—	—	—	—

        For the years ended December 31, 2012, 2011, 2010 and 2009, we had earnings-to-fixed charges deficiencies of approximately $23,101,000, $83,818,000, $26,543,000 and $7,132,000, respectively.

DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by us and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

        The debt securities of a series will be the direct obligation of Cowen Group, Inc. The debt securities offered hereby, consisting of notes, debentures and other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture to be entered into between us and the trustee, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein.

        Because the following is only a summary of selected provisions of the senior indenture, the subordinated indenture and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the senior indenture, the subordinated indenture, and any supplemental indentures thereto or officer's certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part. The terms of our debt securities will include those set forth in the indentures, and any supplemental indentures thereto or officers' certificates or board resolutions related thereto, and those made a part of the indentures by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        Unless we inform you otherwise in the prospectus supplement, "Senior Indebtedness" will mean all of our indebtedness, including guarantees issued by us, unless the indebtedness states that it is not senior to the subordinated debt securities. In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "we," "us," "our" and the "Company" refer to Cowen Group, Inc. only and not to any of its subsidiaries.

General

        Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither indenture limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series.

        We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series.

        When we refer to "debt securities" or a "series of debt securities," we mean, respectively, debt securities or a series of debt securities issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the applicable debt security. The terms used in a prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

        The senior debt securities will constitute our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness and senior in right of payment to all of our subordinated indebtedness outstanding from time to time. The debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness we may have with respect to the assets securing that indebtedness. The subordinated debt securities will constitute our unsecured and subordinated obligations and will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

        The debt securities will effectively rank junior in right of payment to all liabilities of each of our subsidiaries. Claims of creditors of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of any debt securities. Accordingly, any debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

        Unless we inform you otherwise in the prospectus supplement, neither indenture will contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. In addition, unless we inform you otherwise in the prospectus supplement, the indentures will not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        When we refer to "the trustee" we mean the applicable trustee serving in such capacity with respect to the debt securities issued under the related indenture. If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of those trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each of those trustees only with respect to the one or more series of debt securities for which it is trustee.

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether the debt securities will be senior or subordinated debt securities;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the purchase price of the debt securities, expressed as a percentage of the principal amount;

  •
  whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders and the name of the depositary for the debt securities, if other than The Depository Trust Company ("DTC"), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt securities in book-entry form only;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which any such interest will accrue, the interest payment dates on which any such interest will be payable, the record dates for any such interest payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

  •
  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

  •
  any provisions for optional redemption or early repayment;

  •
  any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

  •
  the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000 in excess thereof;

  •
  whether payments on the debt securities will be payable in foreign currency or another form and whether payments will be payable by reference to any index, formula or other method and the manner in which such amounts are to be determined;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  whether the provisions described below under the heading "—Defeasance and Discharge" apply to the debt securities;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  any restrictions or other provisions relating to the transfer or exchange of debt securities;

  •
  any terms for the conversion or exchange of the debt securities for other securities;

  •
  the relative degree, if any, to which the debt securities of such series shall be senior to or subordinated to other series of debt securities or other indebtedness of ours in right of payment; and

  •
  any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein or in the applicable indenture.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount.

        These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States ("U.S.") federal income tax consequences and other special considerations.

        If we sell any of the debt securities for any foreign currency or if payments on the debt securities are payable in any foreign currency, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency.

Merger Covenant

        Pursuant to the terms of each indenture, we may not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign (excluding any assignment solely as collateral for security purposes under a credit facility but not any outright assignment upon the foreclosure of any such collateral), convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any Person, as defined in that indenture, or Persons in a single transaction or through a series of related transactions, unless:

  •
  we shall be the successor or continuing Person or, if we are not the successor or continuing Person, the resulting, surviving or transferee Person (the "Surviving Entity") is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of our obligations under the debt securities and that indenture pursuant to a supplement thereto executed and delivered to the trustee;

  •
  immediately after giving effect to such transaction or series of related transactions, no event of default has occurred and is continuing under that indenture; and

  •
  we or our Surviving Entity shall have delivered to the trustee an officers' certificate and opinion of counsel stating that the transaction or series of related transactions and any supplement thereto complies with the terms of that indenture and constitutes the legal, valid and binding obligation of us or the Surviving Entity, enforceable against us or the Surviving Entity in accordance with its terms.

        If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the terms of the applicable indenture, the Surviving Entity shall succeed to, and be substituted for, and may exercise every one of our rights and powers under the applicable indenture with the same effect as if such Surviving Entity had been named in our place. We shall (except in the case of a lease) be discharged from all obligations and covenants under that indenture and any debt securities issued thereunder, and may be liquidated and dissolved.

Events of Default

        Unless we inform you otherwise in the prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  the failure to pay any installment of interest on or any additional amounts with respect to any debt security of that series when due and such default continues for 30 days or longer, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

  •
  the failure to pay the principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture;

  •
  the failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series issued under that indenture (except for our failure to comply with the covenant prohibiting certain consolidations, mergers and sales of assets (described above), which will be an event of default upon receipt by us of such notice);

  •
  the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any of our or any restricted subsidiary's indebtedness, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt of notice of any such acceleration) if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $15.0 million or more at any time;

  •
  one or more judgments in an aggregate amount in excess of $15.0 million remain undischarged, unpaid or unstayed for a period of 60 days after the judgment or judgments become final and non-appealable;

  •
  specified events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries, or any group of subsidiaries that, taken as a whole, would constitute a significant subsidiary;

  •
  the failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture; and

  •
  any other event of default provided for in that series of debt securities or the applicable indenture and described in the applicable prospectus supplement.

        We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A default under one series of debt securities will not necessarily be a default under any other series.

        If an event of default relating to certain events of our bankruptcy or insolvency occurs, all then outstanding debt securities of that series will become due and payable immediately without further action or notice. At any time after the trustee or the holders have accelerated the applicable debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of those outstanding debt securities may, under certain circumstances, rescind and annul such acceleration.

        If any other event of default for any series of debt securities occurs and is continuing, the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series shall, declare all of those debt securities to be due and payable immediately by notice in writing to us and, in case of a notice by holders, also to the trustee specifying the respective event of default and that it is a notice of acceleration.

        Holders of a majority in principal amount of any series of outstanding debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default (including without limitation waivers obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). The prospectus supplement relating to any series of debt securities that are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default.

        Subject to certain limitations, holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the trustee in its exercise of any trust or power with respect to that series. The trustee may withhold from holders of the debt securities of any series notice of any continuing default or event of default for such series if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest, premium or additional amounts, if any.

        Subject to the provisions of the applicable indenture relating to the duties of the trustee, in case an event of default for any series occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of debt securities of that series unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or additional amounts, if any, or interest when due, no holder of debt securities of a series may pursue any remedy with respect to the indenture or the debt securities unless:

  •
  such holder has previously given the trustee notice that an event of default is continuing with respect to that series;

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  holders of at least 25% in aggregate principal amount of the debt securities of that series have requested the trustee to pursue the remedy;

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  such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

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  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

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  holders of a majority in aggregate principal amount of the debt securities of that series have not given the trustee a direction inconsistent with such request within such 60-day period.

        Holders of a debt security are entitled at any time, however, to bring a lawsuit for the payment of money due on a debt security on or after its stated maturity (or, if a debt security is redeemable, on or after its redemption date).

        With respect to subordinated debt securities, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described below under "—Subordination."

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request for the trustee and how to declare or cancel an acceleration of the maturity.

        We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon our becoming aware of any default or event of default, we are required within 30 days after the occurrence to deliver to the trustee a statement specifying such default or event of default.

Subordination

        The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (defined below). In the event of:

  •
  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets;

  •
  any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

  •
  any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours;

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

        By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

        The subordination will not affect our obligation, which will be absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination will not prevent the occurrence of any default under the subordinated indenture.

        Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

        No payment of principal, including redemption and sinking fund payments, of or any premium or interest on or any additional amounts with respect to the subordinated debt securities may be made:

  •
  if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist; or

  •
  if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

        The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

        The term "Senior Indebtedness" means all indebtedness of ours outstanding at any time, except:

  •
  the subordinated debt securities;

  •
  indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such indebtedness is subordinated to or ranks equally with the subordinated debt securities;

  •
  indebtedness of ours owed to an affiliate of ours;

  •
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and

  •
  our trade accounts payable.

        Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or wavier of any term of such Senior Indebtedness.

        The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

Modification and Waiver

        Except as provided in the next four succeeding paragraphs or as may otherwise be provided pursuant to an indenture for all or any particular debt securities of any series, an indenture and the debt securities issued under that indenture may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of each series issued under that indenture affected by the change, voting as separate classes for this purpose, and any existing default or event of default or compliance with any provision of an indenture or the debt securities may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of each series issued under the same indenture affected by the waiver, voting as separate classes for this purpose.

        Without the consent of each holder of debt securities of the series affected, an amendment, supplement or waiver may not (with respect to any debt securities of such series held by a non-consenting holder):

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of any debt security or change its stated maturity, or alter the provisions relating to the redemption or repurchase of such debt securities;

  •
  reduce the rate of or change the time for payment of interest on any debt security;

  •
  waive a default or event of default in the payment of principal of, or interest or premium, or any additional amounts, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make payments on any debt security payable in currency other than as originally stated in the debt security;

  •
  make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on the debt securities;

  •
  waive a redemption payment with respect to any debt securities;

  •
  impair a holder's right to sue for payment of any amount due on its debt security;

  •
  make any change in the preceding amendment, supplement and waiver provisions; or

  •
  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

        We may not amend the subordinated indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of Senior Indebtedness then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such Senior Indebtedness), except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of each affected series then outstanding, voting as separate classes, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

        We and the trustee may supplement or amend each indenture or the debt securities without notice to or the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to establish the form or terms of debt securities of any series as permitted by that indenture;

  •
  to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our properties or assets, as applicable;

  •
  to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under that indenture of any such holder;

  •
  to comply with requirements of the SEC in order to maintain the qualification of that indenture under the Trust Indenture Act;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power herein conferred upon us;

  •
  to add additional events of default with respect to all or any series of debt securities;

  •
  to change or eliminate any of the provisions of that indenture; provided that any such change or elimination will become effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

  •
  to supplement any provision of that indenture to permit or facilitate the defeasance and discharge of any series of debt securities so long as any action does not adversely affect the interest of holders of securities of that or any other series in any material respect;

  •
  to secure the debt securities;

  •
  to evidence and provide for the acceptance under that indenture of a successor trustee, each as permitted under the indenture and to add to or change any of the provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; or

  •
  to conform the text of that indenture or any debt securities to the description thereof in any prospectus or prospectus supplement of us with respect to the offer and sale of such debt securities, to the extent that such provision is inconsistent with a provision of the indenture or the debt securities, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series, as set forth in an officer's certificate.

Defeasance and Discharge

  Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture.

        If we deposit with the trustee under an indenture any combination of money or government securities sufficient, in the opinion of an independent firm of certified public accountants, to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

  •
  we will be discharged from all of our obligations with respect to the debt securities of that series ("legal defeasance"); or

  •
  we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series and other specified covenants under that indenture or any supplemental indenture thereto, and the related events of default will no longer apply ("covenant defeasance").

        To effect legal defeasance or covenant defeasance, we must irrevocably deposit in trust with the trustee an amount in any combination of funds or government securities, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on the debt securities of that series and sinking fund or analogous payments on the debt securities of that series.

        If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium, interest and additional amounts, if any, on or with respect to the debt securities will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes as a result of legal defeasance or covenant defeasance and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect occurring after the date of the applicable indenture.

        If we effect covenant defeasance with respect to the debt securities of any series, the amount on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity. However, the debt securities of that series may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which we have not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities of that series at the time of the acceleration and the holders of those debt securities will be required to look to us for repayment of any shortfall.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Satisfaction and Discharge

        An indenture will be discharged and will cease to be of further effect with respect to the debt securities of a series issued under that indenture, except for our obligation to register the transfer of and exchange debt securities of that series, when:

  •
  either:

  •
  all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

  •
  all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of that series not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

  •
  no default or event of default has occurred and is continuing on the date of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or significant subsidiary is a party or by which we or significant subsidiary is bound;

  •
  we have paid or caused to be paid all sums payable by it under the indenture; and

  •
  we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or on the redemption date, as the case may be.

        In addition, we must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law

        New York law will govern the indentures and the debt securities, without regard to conflicts of laws principles thereof.

PLAN OF DISTRIBUTION

        We may sell the debt securities at any time after the effectiveness of the registration statement of which this prospectus forms a part in one or more of the following ways from time to time:

  •
  through underwriters or dealers;

  •
  through agents;

  •
  directly to one or more purchasers; or

  •
  through a combination of any of these methods;

        The offered debt securities may be distributed periodically in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to the prevailing market prices; or

  •
  negotiated prices.

        The prospectus supplement will include:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the names of any managing underwriter or underwriters;

  •
  the purchase price or initial public offering price of the securities;

  •
  our net proceeds from the sale of the securities;

  •
  any underwriting discounts or agency fees and other underwriters' or agents' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  the place and time of delivery of the securities;

  •
  any commission paid to agents; and

  •
  any securities exchange on which the securities may be listed.

Sale through Underwriters, Dealers and Agents

        If underwriters are used in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions, at any time or times at a fixed public offering price or at varying prices. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any fixed public offering price and any discounts or commissions allowed or re-allowed or paid to dealers. If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers.

        In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If we grant any over-allotment option, the terms of the option will be set forth in the prospectus supplement for the securities.

        This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act. Any discounts or commissions that we pay them and any profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, to contribute with respect to payments which they may be required to make in respect of such liabilities and to reimburse them for certain expenses.

        Underwriters, dealers and agents, and their affiliates or associates, may engage in transactions with us or perform services for us in the ordinary course of business and receive compensation from us.

        Each series of offered debt securities will be a new issue of securities and will have no established trading market. Securities may or may not be listed on a national or foreign securities exchange or automated quotation system. Any underwriters or agents to whom securities are sold for public offering or sale may make, but are not required to make, a market in the securities, and the underwriters or agents may discontinue making a market in the securities at any time without notice. No assurance can be given as to the liquidity or the existence of trading markets for any securities.

        Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the offered securities to be higher than would be the case in the absence of such transactions.

Direct Sales

        We may also sell offered securities directly to institutional investors or others. These sales may include ones made under arrangements with the investors under which we have the right to require the investors to purchase the offered securities from us from time to time at prices tired to the market price for those securities.

Delayed Delivery Contracts

        If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

Remarketing Arrangements

        Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Market-Making Resales By Affiliates

        This prospectus may be used by Cowen and Company LLC in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, Cowen and Company LLC may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Cowen and Company LLC may act as principal or agent, including as agent for the counterparty in a transaction in which Cowen and Company LLC acts as principal, or as agent for both counterparties in a transaction in which Cowen and Company LLC does not act as principal. Cowen and Company LLC may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

        The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

        We do not expect to receive any proceeds from market-making transactions. We do not expect that Cowen and Company LLC or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

        Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Conflicts of Interest

        Our affiliate, Cowen and Company LLC, may participate in the distribution of the securities as an underwriter, dealer or agent. As our affiliate, Cowen and Company LLC would be deemed to have a "conflict of interest" with us under Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA") with regard to any offering of the securities it participates in. Therefore, any offering of the securities Cowen and Company LLC participates in will be conducted in compliance with the applicable requirements of FINRA Rule 5121. Cowen and Company LLC will not participate in the distribution of an offering of securities that do not have a bona fide public market within the meaning of Rule 5121 and are not investment grade rated within the meaning of Rule 5121 or securities in the same series that have equal rights and obligations as investment grade rated securities unless either (1) each member firm responsible for managing the public offering does not have a conflict of interest within the meaning of Rule 5121, is not an affiliate of any member that does have a conflict of interest, and meets the requirements of Rule 5121 with respect to disciplinary history or (2) a qualified independent underwriter within the meaning of Rule 5121 has participated in the preparation of the prospectus supplement or other offering document for the offering of securities and has exercised the usual standards of due diligence with respect thereto. Neither Cowen and Company LLC nor any other FINRA member participating in an offering of these securities that has a conflict of interest will confirm initial sales to any discretionary accounts over which it has authority without the prior specific written approval of the customer.

        In compliance with guidelines of FINRA, the maximum commission, discount or other underwriting compensation to be received by the participating FINRA members may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

        Certain legal matters in connection with the sale of the securities offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file in the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for documents filed by us under the Exchange Act is 001-34516.

        The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC under the Exchange Act will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed "filed" under the Exchange Act) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities covered by this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 3, 2014 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on April 30, 2014);

  •
  Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, filed on May 8, 2014; and

  •
  Our Current Reports on Form 8-K filed on March 11, 2014, March 18, 2014 and June 5, 2014.

        All other documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement and prior to the termination of the offering of securities covered by this prospectus shall also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of the filing of such documents (other than any such documents, or portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed "filed" under the Exchange Act). If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus or a subsequent incorporated document, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

        You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Cowen Group, Inc.
599 Lexington Avenue
New York, New York 10022
(212) 845-7900

        Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions. All amounts shown are estimates except the Commission registration fee.

SEC registration fee	$19,320
Trustee's fees and expenses		(1)
Printing and duplicating expenses		(1)
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Rating agency fees		(1)
Miscellaneous		(1)

Total		$(1)

(1)
Because an indeterminate amount of securities are covered by this registration statement, certain expenses in connection with the issuance and distribution of securities, are not currently determinable. An estimate of the aggregate expenses in connection with each sale of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Pursuant to the Delaware General Corporation Law (the "DGCL"), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for actual and reasonable expenses incurred thereby. Expenses (including attorneys' fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

        The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

        The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

        The indemnification and advancement of expenses shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The Company's amended and restated certificate of incorporation and amended and restated by-laws permit the Company to indemnify any director or officer of the Company to the fullest extent permitted by Delaware law. The Company's amended and restated certificate of incorporation provides that no director shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director, except that liability of a director shall not be eliminated for any breach of the director's duty of loyalty to the Company or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; under Section 174 of the DGCL; or for any transaction from which the director derived an improper personal benefit.

        The Company currently has in effect directors' and officers' liability insurance policies, which cover any negligent act, error or omission of a director or officer, subject to certain exclusions and limitations. This policy covers all of the Company's subsidiaries.

        The foregoing is only a general summary of certain aspects of Delaware law and the Company's amended and restated certificate of incorporation and amended and restated by-laws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of the DGCL and the amended and restated certificate of incorporation and amended and restated by-laws of the Company.

Item 16.    Exhibits

        See the exhibit index, which is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (a)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (b)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d)
  That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (e)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        The registrant hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Cowen Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 18th day of July, 2014.

COWEN GROUP, INC.
By:	/s/ PETER A. COHEN
	Name:	Peter A. Cohen
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

        Each of the undersigned members of the Board of Directors and officers of Cowen Group, Inc., hereby constitutes and appoints Peter A. Cohen, Stephen A. Lasota and Owen S. Littman, and each of them, the true and lawful attorneys-in-fact and agents of such undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of such undersigned, in any and all capacities, to sign a registration statement (the "Registration Statement") to effect the registration under the Securities Act of 1933, as amended (the "Act"), of shares of common stock and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 18, 2014.

Name	Position

/s/ PETER A. COHEN Peter A. Cohen	Chairman of the Board, and Chief Executive Officer and President; Director (Principal Executive Officer)
/s/ STEPHEN A. LASOTA Stephen A. Lasota	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer))
/s/ KATHERINE E. DIETZE Katherine E. Dietze	Director
/s/ STEVEN KOTLER Steven Kotler	Director

Name	Position

/s/ JEROME S. MARKOWITZ Jerome S. Markowitz	Director
/s/ JACK H. NUSBAUM Jack H. Nusbaum	Director
/s/ JEFFREY M. SOLOMON Jeffrey M. Solomon	Director
/s/ JOSEPH R. WRIGHT Joseph R. Wright	Director

EXHIBIT INDEX

*1.1	Form of Underwriting Agreement relating to common stock, preferred stock and debt securities
†4.1	Form of senior indenture
†4.2	Form of subordinated indenture
†5.1	Opinion of Willkie Farr & Gallagher LLP
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 above)
24.1	Power of Attorney (included on signature pages)
†25.1	Form T-1 statement of eligibility under the Trust Indenture Act of 1939, as amended

*
To be filed, if necessary, subsequent to the effective date of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

†
To be filed by amendment.